UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2025

Titan Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13341	94-3171940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 53rd St., Suite 3001, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(786) 769-7512
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TTNP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2025, Titan Pharmaceuticals, Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Capital Market (“Nasdaq”) that the Company is in noncompliance with Listing Rules 5620(a) and 5810(c)(2)(G) as a result of its failure to hold an annual shareholder meeting within twelve months of the December 31, 2023 fiscal year end. The Notice has no immediate effect on the Company’s listing on the Nasdaq Capital Market. The Company now has 45 days to submit a plan to regain compliance. If that plan is accepted by Nasdaq, then the Company may be granted an exception of up to 180 calendar days from the date of its December 31, 2024 fiscal year end, or until June 30, 2025, to regain compliance. The Company’s failure to regain compliance with standards for continued listing would result in the ultimate de-listing of its common stock from Nasdaq. In response to the Notice, the Company intends to schedule an annual meeting of shareholders and to submit a plan designed to regain compliance in accordance with the requirements of the Notice and the Nasdaq listing standards.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Pharmaceuticals, Inc.

Dated: January 8, 2025	By:	/s/ Chay Weei Jye
		Name:	Chay Weei Jye
		Title:	Chief Executive Officer

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